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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): January 6, 2000
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                           CAMCO FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




         DELAWARE                       0-25196                51-0110823
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(State or other jurisdiction    (Commission File No.)    (IRS Employer I.D. No.)
      of incorporation)


                 814 Wheeling Avenue, Cambridge, Ohio     45725-0708
               -----------------------------------------------------
               (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code: (740) 435-2020
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Item 2.  Acquisition or Disposition of Assets.

         Following receipt of all regulatory approvals and shareholder approvals, Camco Financial Corporation, a Delaware corporation ("Camco"), completed the acquisition of Westwood Homestead Financial Corporation, an Indiana corporation ("WHFC"). Pursuant to the terms and conditions of an Agreement of Merger and Plan of Reorganization, dated August 6, 1999 (the "Agreement"), by and among Camco, WHFC and its wholly-owned subsidiary, Westwood Homestead Savings Bank, a savings bank organized under the laws of the State of Ohio ("WHSB"). The Agreement provided for the merger of WHFC with and into Camco (the "Merger"). Pursuant to the Merger, Camco acquired all of the assets of WHFC and WHSB. The following summary of some of the material terms and conditions of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.

         Pursuant to the Agreement, holders of WHFC common shares are entitled to receive 0.611 shares of Camco and $5.20 (the "Per Share Merger
Consideration") for each share held on January 6, 2000. The Company will fund the cash portion of the acquisition with the proceeds of a loan received from Firstar Bank, N.A.

         On January 6, 2000, there were approximately 10,843,375 shares of WHFC issued and outstanding and approximately 228,889 shares of WHFC subject to outstanding options (the "WHFC Options"). At the effective time of the Merger, the WHFC Options were assumed by Camco and upon exercise, each holder of WHFC Options will receive a number of Camco shares equal to the number of shares of WHFC subject to the WHFC Option multiplied by the value of the Per Share Merger Consideration divided by the market value of a Camco share on the day the Merger was completed (the "Option Exchange Ratio"). The per share exercise price of the WHFC Options after the effective time of the Merger will equal the per share exercise price of the WHFC Options immediately before the closing of the Merger divided by the Option Exchange Ratio.

         In connection with the Merger, Camco acquired all of the equipment and other physical property of WHFC and its wholly-owned subsidiary WHSB, all of which was used in WHSB's banking business. Camco intends to use the assets acquired in the Merger in the manner utilized by WHFC and WHSB prior to the acquisition.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statement of Business Acquired.

                  The financial statements of the business acquired are not being filed with this Report. Such financial statements, if required, will be filed within 60 days after the date this Report is filed with the Securities and Exchange Commission (the "Commission").



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         (b)      Pro Forma Financial Information.

                  The pro forma financial information is not being filed with this Report. Such financial statements, if required, will be filed within 60 days after the date this Report is filed with the Commission.

         (c)      Exhibits.

                  See Index to Exhibits.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           CAMCO FINANCIAL CORPORATION



                                           By: /s/ Larry A. Caldwell
                                               ---------------------------------
                                               Larry A. Caldwell, President


Date: January 20, 2000


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                                INDEX TO EXHIBITS


    Exhibit Number                        Description
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         2              Agreement of Merger and Plan of Reorganization, dated
                        August 6, 1999, by and among Camco Financial
                        Corporation, Westwood Homestead Financial Corporation and The Westwood Homestead Savings Bank.


        99              News Release of Camco Financial Corporation dated
                        January 6, 2000.



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